                                                                    EXHIBIT 10.8

                             FIRST AMENDMENT TO THE
                GENOVESE DRUG STORES, INC. RETIREMENT INCOME PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989)

Section 1.2 of the Genovese Drug Stores, Inc. Retirement Income Plan (As amended and restated effective January 1, 1989) (the "Plan") is hereby amended, effective July 1, 1995, to read as follows:

"1.2 `ACTUARIAL EQUIVALENT' means, unless otherwise specified herein, or in any other provision of the Plan, a benefit of equivalent value, determined by using a 6% annual interest rate and the 1971 Group Annuity UP84 Mortality Table, projected to 1975 and set back two years for males and females.

Notwithstanding the foregoing, the determination of the Actuarial Equivalent of a Participant's vested Retirement Benefit under the mandatory cash out provisions of Section 5.6 or the plan termination provisions of Section 11.4(c) shall be made by using the following actuarial assumptions:

         (a) for distributions to be made before July 1, 1995, the mortality assumption described above, and an interest rate equal to (1) the applicable interest rate, if the amount (using such rate) is $25,000 or less, or (2) 120% of the applicable interest rate, if the amount exceeds $25,000 (as determined under (1) above). The "applicable interest rate" shall mean the interest rate or rates which would be used by the PBGC as of the first day of the month in which a distribution commences, for purposes of determining the present value of Participants' benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the PBGC on that date (disregarding, with respect to distributions made on or after January 1, 1995 and before July 1, 1995, any changes in applicable PBGC regulations made after September 1, 1993): and

         (b) for distributions to be made on or after July 1, 1995, (1) the mortality table prescribed by the Secretary of the Treasury of the United States pursuant to Code Section 417(e)(3)(A)(ii)(I), as set forth in Revenue Ruling 95-6, or any subsequent ruling, regulation or pronouncement of the

IRS, and (2) an interest rate equal to the annual rate of interest on 30-year Treasury securities for the month before the date of distribution"

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer on this 12th day of June, 1995.

                                    GENOVESE DRUG STORES, INC.

ATTEST:

/s/ Alison L Dowling                by: /s/ Gene Wexler
- --------------------                    ---------------------------------------
                                        Title: Gene Wexler
                                               Vice President & General Counsel